STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 3, 2018

Job Number: C20180103-0655
Reference Number: 00010849355-85
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180002833-07	Certificate of Correction	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20180103-0655
You may verify this certificate
online at **http://www.nvsos.gov/**

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180002833-07
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 01/03/2018 10:00 AM
	Entity Number E0640062009-3

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

ARISTA FINANCIAL CORP.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: 01/02/2018

4. Description of the inaccuracy or defect:

Article 4 providing for the effective date and time of filing was incorrectly listed as 1/5/2018.

5. Correction of the inaccuracy or defect:

Article 4 is amended to read as follows:
4. Effective date and time of filing: (optional) Date: 1/18/2018

6. Signature:

X [signature] Chief Executive Officer 1/3/18

Authorized Signature **Title *** **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 2, 2018

Job Number: C20180102-0846
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180001063-61	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20180102-0846
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180001063-61**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **01/02/2018 10:05 AM**
	Entity Number **E0640062009-3**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Praco Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1:

To amend the name of the Corporation from Praco Corporation to Arista Financial Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57

4. Effective date and time of filing: (optional) Date: 1/5/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

State of Nevada
DEPARTMENT OF BUSINESS & IND
Division of Mortgage Lendin
3300 West Sahara Avenue, Suite 285
Las Vegas, NV 89102
(702) 486-0782 Fax (702) 486-0785

Filed in the office of
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
00010848124-78
Filing Date and Time
01/02/2018 10:05 AM
Entity Number
E0640062009-3

DATE: December 26, 2017

TO: Secretary of State, Corporation Division

FROM: Kelley Railey, Administrative Assistant II

RE: Arista Financial Corp.

* *

The Division of Mortgage Lending is in receipt of a request for permission to file as Arista Financial Corp. with the Nevada Secretary of State. As applicable, and pursuant to Chapter 78 of the NRS, the Division has no objection to this firm filing their corporate name or their business purpose utilizing the word "financial" or "mortgage".

Kelley Railey